As filed with the Securities and Exchange Commission on April 24, 2017

Registration No. 333-216549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Matador Resources Company*

(Exact name of registrant as specified in its charter)

Texas	1311	27-4662601
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5400 LBJ Freeway, Suite 1500 Dallas, Texas 75240 (972) 371-5200	Joseph Wm. Foran Chairman and Chief Executive Officer Matador Resources Company 5400 LBJ Freeway, Suite 1500 Dallas, Texas 75240 (972) 371-5200
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig N. Adams Executive Vice President - Land, Legal & Administration Matador Resources Company 5400 LBJ Freeway, Suite 1500 Dallas, Texas 75240 (972) 371-5200	M. Preston Bernhisel Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201 (214) 953-6500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

* Includes certain subsidiaries of Matador Resources Company identified on the following page.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*GUARANTORS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Delaware Water Management Company, LLC	Texas	35-2514885

Longwood Gathering and Disposal Systems GP, Inc.	Texas	20-5668672

Longwood Gathering and Disposal Systems, LP	Texas	20-5668690

Longwood Midstream Delaware, LLC	Texas	61-1745124

Longwood Midstream Holdings, LLC	Texas	35-2585241

Longwood Midstream South Texas, LLC	Texas	37-1764590

Longwood Midstream Southeast, LLC	Texas	32-0448226

Matador Production Company	Texas	75-3131373

MRC Delaware Resources, LLC	Texas	37-1776519

MRC Energy Company	Texas	36-4535752

MRC Energy South Texas Company, LLC	Texas	30-0839694

MRC Energy Southeast Company, LLC	Texas	32-0447771

MRC Permian Company	Texas	20-4090232

MRC Permian LKE Company, LLC	Texas	37-1795459

MRC Rockies Company	Texas	26-4001290

Southeast Water Management Company, LLC	Texas	38-3939361

(1)	The address for each registrant’s principal executive office is 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, and the telephone number of each registrant’s principal executive office is (972) 371-5200.

EXPLANATORY NOTE

Matador Resources Company is filing this pre-effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-216549) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibits 23.1 and 23.2 previously filed with the Registration Statement. Other than the filing of the exhibits and corresponding changes to the signature pages, the remainder of the Registration Statement is unchanged. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The Prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Executive Officers.

Matador Resources Company and all of its subsidiaries are incorporated or formed in Texas. Matador and each of its subsidiaries are governed by the Texas Business Organizations Code (“TBOC”). Chapter 8 of the TBOC permits a corporation to indemnify a person who was, is or is threatened to be named in a legal proceeding by virtue of such person’s position in the corporation if it is determined that such person: (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest or, in other cases, that his conduct was at least not opposed to the corporation’s best interests and (c) in the case of any criminal proceeding, did not have reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful, in defending on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. The TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

Matador Resources Company

Our amended and restated certificate of formation provides that our directors are not liable to the Company or its shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to the Company or its shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit; or

•	acts or omissions for which the liability is expressly provided by an applicable statute.

Our certificate of formation also provides that we will indemnify our directors, and may indemnify our officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of Matador under our certificate of formation, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have obtained directors’ and officers’ insurance to cover our directors, officers and employees for certain liabilities.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify the director or officer who acts on behalf of Matador and is made or threatened to be made a party to any action or proceeding for expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with the action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or by us. Generally, the principal limitation on our obligation to indemnify the director or officer will be if it is determined by a court of law, not subject to further appeal, that indemnification is prohibited by applicable law or the provisions of the indemnification agreement.

Longwood Gathering and Disposal Systems, LP

Section 8.002 of the TBOC provides that the governing documents of a limited partnership may adopt the general statutory indemnification provisions of Chapter 8 of the TBOC or may contain enforceable provisions relating to: (1) indemnification; (2) advancement of expenses; or (3) insurance or another arrangement to indemnify or hold harmless a governing person.

Section 7.9 of the limited partnership agreement (the “Longwood LP Agreement”) of Longwood Gathering and Disposal Systems, LP (“Longwood LP” or the “Partnership”) provides that Longwood LP will indemnify its general partner, its affiliates and the respective officers, directors, managers, partners, members, employees and agents of each, to the fullest extent permitted by applicable Texas law from and against all losses, costs, liabilities, damages and expenses, including costs of lawsuits and attorney’s fees, incurred by any of them in connection with the conduct of Longwood LP’s affairs or the performance of the general partner’s responsibilities. However, the Partnership will not indemnify any party for an act that constitutes bad faith, gross negligence or willful misconduct. The Longwood LP Agreement provides that the Partnership will advance the expenses associated with the defense of any related action; however, the satisfaction of any indemnification obligation will be from and limited to the Partnership’s assets.

Matador has obtained directors’ and officers’ insurance that covers Longwood LP’s officers and employees for certain liabilities.

Longwood Gathering and Disposal Systems GP, Inc.

Matador Production Company

MRC Energy Company

MRC Permian Company

MRC Rockies Company

The operative certificates of formation of each of our corporate subsidiaries provide that such subsidiaries may indemnify their directors, officers, managers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters and may purchase and maintain liability, indemnification and/or other similar insurance as the board of directors of such subsidiaries shall deem necessary or appropriate in its sole discretion on behalf of such subsidiaries’ directors, officers, employees and agents against expense, liability or loss asserted or incurred by them in their capacities as directors, officers, employees and agents.

Matador has obtained directors’ and officers’ insurance that covers each of its corporate subsidiaries’ directors, officers, employees and agents for certain liabilities.

Delaware Water Management Company, LLC

Longwood Midstream Delaware, LLC

Longwood Midstream Holdings, LLC

Longwood Midstream South Texas, LLC

Longwood Midstream Southeast, LLC

MRC Delaware Resources, LLC

MRC Energy South Texas Company, LLC

MRC Energy Southeast Company, LLC

MRC Permian LKE Company, LLC

Southeast Water Management Company, LLC

Section 8.002 of the TBOC provides that the governing documents of a limited liability company may adopt the general statutory indemnification provisions of Chapter 8 of the TBOC or may contain enforceable provisions relating to: (1) indemnification; (2) advancement of expenses; or (3) insurance or another arrangement to indemnify or hold harmless a governing person.

The operative limited liability company agreements of each of our limited liability company subsidiaries provide that such subsidiaries may indemnify their members, managers and officers to the fullest extent permitted by applicable Texas law from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, in each case, by reason of the fact that such person is a member, manager or officer of the applicable limited liability company subsidiary.

Matador has obtained directors’ and officers’ insurance that covers each of its limited liability company subsidiaries’ members, managers and employees for certain liabilities.

Item 21. Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits herewith:

Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this item.

(b) Financial Statement Schedules:

None.

Item 22. Undertakings

The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

8. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on April 24, 2017.

MATADOR RESOURCES COMPANY

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Chairman and Chief Executive Officer (Principal Executive Officer)	April 24, 2017

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2017

* Robert T. Macalik	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2017

* Reynald A. Baribault	Director	April 24, 2017

* R. Gaines Baty	Director	April 24, 2017

* Craig T. Burkert	Director	April 24, 2017

* William M. Byerley	Director	April 24, 2017

* Joe A. Davis	Director	April 24, 2017

* Julia P. Forrester	Director	April 24, 2017

* David M. Laney	Director	April 24, 2017

* Gregory E. Mitchell	Director	April 24, 2017

* Steven W. Ohnimus	Director	April 24, 2017

* Kenneth L. Stewart	Director	April 24, 2017

* George M. Yates	Director	April 24, 2017

*	The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ David E. Lancaster
David E. Lancaster
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on April 24, 2017.

LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.
MATADOR PRODUCTION COMPANY MRC ENERGY COMPANY
MRC PERMIAN COMPANY
MRC ROCKIES COMPANY

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Sole Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Sole Director and Chief Executive Officer (Principal Executive Officer)	April 24, 2017

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2017

* Robert T. Macalik	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2017

*	The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ David E. Lancaster
David E. Lancaster
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on April 24, 2017.

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

By: Longwood Gathering and Disposal Systems GP, Inc., its general partner

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Sole Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Sole Director and Chief Executive Officer (Principal Executive Officer)	April 24, 2017

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2017

* Robert T. Macalik	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2017

*	The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ David E. Lancaster
David E. Lancaster
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on April 24, 2017.

DELAWARE WATER MANAGEMENT COMPANY, LLC
LONGWOOD MIDSTREAM DELAWARE, LLC
LONGWOOD MIDSTREAM SOUTH TEXAS, LLC
LONGWOOD MIDSTREAM SOUTHEAST, LLC
MRC DELAWARE RESOURCES, LLC
MRC ENERGY SOUTH TEXAS COMPANY, LLC
MRC ENERGY SOUTHEAST COMPANY, LLC
MRC PERMIAN LKE COMPANY, LLC
SOUTHEAST WATER MANAGEMENT COMPANY, LLC

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Sole Manager and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Sole Manager and Chief Executive Officer (Principal Executive Officer)	April 24, 2017

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2017

* Robert T. Macalik	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 24, 2017

*	The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ David E. Lancaster
David E. Lancaster
Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on April 24, 2017.

LONGWOOD MIDSTREAM HOLDINGS, LLC

By:	/s/ Matthew V. Hairford
Matthew V. Hairford
President and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew V. Hairford Matthew V. Hairford	President and Manager (Principal Executive Officer)	April 24, 2017

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2017

* Robert T. Macalik	Vice President and Chief Accounting Officer (Principal Accounting Officer	April 24, 2017

*	The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ David E. Lancaster
David E. Lancaster
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following is a list of exhibits filed as a part of this registration statement.

Exhibit No.	Description

3.1	Certificate of Merger between Matador Resources Company (now known as MRC Energy Company) and Matador Merger Co. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed on August 12, 2011).

3.2	Amended and Restated Certificate of Formation of Matador Resources Company (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Formation of Matador Resources Company (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

3.4	Amended and Restated Bylaws of Matador Resources Company, as amended (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 23, 2016).

3.5	Certificate of Formation of Longwood Gathering and Disposal Systems, LP (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.6	Limited Partnership Agreement of Longwood Gathering and Disposal Systems, LP (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.7	Certificate of Formation of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.8	Certificate of Amendment to Certificate of Formation of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.9	Bylaws of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.10	Amended and Restated Certificate of Formation of Matador Production Company (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.11	Amended and Restated Bylaws of Matador Production Company (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.12	Second Amended and Restated Certificate of Formation of MRC Energy Company (formerly known as Matador Resources Company) (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.13	Second Amended and Restated Bylaws of MRC Energy Company (formerly known as Matador Resources Company) (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.14	Certificate of Formation of MRC Permian Company (formerly known as MRC Drilling Company) (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.15	Certificate of Merger of Ranchito Operating Co., Inc. with and into MRC Permian Company (formerly known as MRC Drilling Company) (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.16	Bylaws of MRC Permian Company (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

Exhibit No.	Description

3.17	Certificate of Formation of MRC Rockies Company (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.18	Bylaws of MRC Rockies Company (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.19	Certificate of Formation of Delaware Water Management Company, LLC (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.20	Limited Liability Company Agreement of Delaware Water Management Company, LLC (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.21*	Certificate of Formation of Longwood Midstream Holdings, LLC.

3.22*	Limited Liability Company Agreement of Longwood Midstream Holdings, LLC.

3.23	Certificate of Formation of Longwood Midstream South Texas, LLC (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.24	Limited Liability Company Agreement of Longwood Midstream South Texas, LLC (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.25	Certificate of Formation of Longwood Midstream Southeast, LLC (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.26	Limited Liability Company Agreement of Longwood Midstream Southeast, LLC (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.27	Certificate of Formation of Longwood Midstream Delaware, LLC (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.28	Limited Liability Company Agreement of Longwood Midstream Delaware, LLC (incorporated by reference to Exhibit 3.30 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.29	Certificate of Formation of MRC Delaware Resources, LLC (incorporated by reference to Exhibit 3.31 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.30	Amended and Restated Limited Liability Company Agreement of MRC Delaware Resources, LLC (incorporated by reference to Exhibit 3.32 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.31	Certificate of Formation of MRC Energy Southeast Company, LLC (incorporated by reference to Exhibit 3.33 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.32	Limited Liability Company Agreement of MRC Energy Southeast Company, LLC (incorporated by reference to Exhibit 3.34 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.33	Certificate of Formation of MRC Energy South Texas Company, LLC (incorporated by reference to Exhibit 3.35 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.34	Limited Liability Company Agreement of MRC Energy South Texas Company, LLC (incorporated by reference to Exhibit 3.36 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.35*	Certificate of Formation of MRC Permian LKE Company, LLC.

3.36*	Limited Liability Company Agreement of MRC Permian LKE Company, LLC.

3.37	Certificate of Formation of Southeast Water Management Company, LLC (incorporated by reference to Exhibit 3.37 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

Exhibit No.	Description

3.38	Limited Liability Company Agreement of Southeast Water Management Company, LLC (incorporated by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

4.1	Indenture, dated as of April 14, 2015, as supplemented, by and among Matador Resources Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on April 14, 2015).

4.2	First Supplemental Indenture, dated as of October 1, 2015, by and among Matador Resources Company, DLK Wolf Midstream, LLC, the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 5, 2015).

4.3	Second Supplemental Indenture, dated as of November 4, 2015, by and among Matador Resources Company, MRC Permian LKE Company, LLC, the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015).

4.4	Third Supplemental Indenture, dated as of June 8, 2016, by and among Matador Resources Company, Black River Water Management Company, LLC, the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 14, 2016).

4.5	Registration Rights Agreement, dated as of December 9, 2016, by and among Matador Resources Company, the subsidiary guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on December 9, 2016).

4.6	Fourth Supplemental Indenture, dated as of February 17, 2017, by and among Matador Resources Company, Black River Water Management Company, LLC, DLK Black River Midstream, LLC, Longwood Midstream Holdings, LLC, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 24, 2017).

5.1*	Opinion of Baker Botts L.L.P., as to the legality of the securities being registered.

12.1*	Computation of Earnings to Fixed Charges.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included in the signature pages to this registration statement).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture with respect to the 6.875% Senior Notes due 2023.

99.1*	Form of Letter to DTC Participants.

99.2*	Form of Letter to Clients.

*	—Previously filed with the Registration Statement on Form S-4 (File No. 333-216549), filed with the Securities and Exchange Commission on March 9, 2017.
**	—filed herewith